Exhibit 10.1(d)

Jane P. Faulkenberry Senior Vice President 918-588-6272 FAX: 918-280-3368 Jfaulkenberry@bokf.com

January 1, 2006

Ms. Debra Roe
Chief Financial Officer
The Monarch Cement Company
449 1200 Street
Humboldt, KS 66748

RE:  Fourth Amendment to Agreement dated January 1, 2001 between The Monarch Cement Company
("Borrower") and Bank of Oklahoma, N.A. ("Lender") in the aggregate amount of $35,000,000 (the
"Loan Agreement"), as amended by First Amendment dated December 31, 2002, Second Amendment dated December 31, 2003 and Third Amendment dated December 31, 2004.

Dear Debbie:

Bank of Oklahoma, N.A. ("Lender") is pleased to renew and modify the Loan Agreement subject to the terms of this letter agreement ("Fourth Amendment').  Subject to the terms of the Loan Agreement, as amended, and this Fourth Amendment, the Commitment will be:  1) a $25,000,000 Term Loan ('Term
Loan') with a balance as of December 27, 2005 of $23,613,405.13 and 2) a $10,000,000 Revolving
Line of Credit ("Revolving Line") that is a renewal of the $10,000,000 Revolving Line subject to the terms of this letter amendment ('Fourth Amendment').

Section 2 of the Loan Agreement is hereby deleted and replaced with the following:

2.  The Revolving Line.  Lender agrees to loan Borrower up to $10,000,000 as Borrower may from time to time request as evidenced by a promissory note in the form attached as Exhibit B, maturing on
December 31, 2006 (which together with any extensions, renewals and changes in form thereof, is hereinafter referred to as the "Line Note").  Advances under the Line Note shall be used for working capital and general corporate purposes, including issuance of letters of credit.

2.1.  Provided there is no Event of Default, Borrower may advance, pay down, and re-advance funds on the Line Note.

2.2.  Letters of Credit shall be issued pursuant to Lender's standard procedure, upon receipt by Lender of an application; provided that (a) no event of default has occurred and is continuing, and (b) the requested letter of credit will not expire after the maturity date of the Line Note.  Borrower shall pay all standard fees and costs charged by Lender in connection with the issuance of Letters of Credit.  Lender shall be reimbursed for drawings under the Letters of Credit either by Borrower or by an advance on the Line Note.

2.3.  Borrower may repay the Revolving Line in whole or part at any time without penalty.

2.4.  Interest shall accrue and be payable quarterly as set forth in the Line Note at a floating interest rate of BOKF National Prime less 1.00%.  The outstanding principal balance plus accrued interest shall be payable at maturity date of December 31, 2006.

GENERAL PROVISIONS:

Unless otherwise specified herein, all terms and conditions, representations, and warranties of Borrower in the Loan Agreement remain in full force and effect.  In addition to the terms of the Loan Agreement, as modified by this Fourth Amendment, Borrower consents to the provisions of the Term Note and the Line
Note; provided however, that to the extent any conflict exists between the Loan Agreement and the Notes, then the Loan Agreement shall be controlling.

LENDER:                                                                    BORROWER:

Bank of Oklahoma, N.A.                                              The Monarch Cement Company

By:  /s/ Jane Faulkenberry                                             By: /s/ Walter H. Wulf, Jr.
       Jane Faulkenberry                                                       Walter H. Wulf, Jr.
       Senior Vice President                                                  President